SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Report: March 21, 2005
                 Date of Earliest Event Reported: March 16, 2005
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                            NATURAL GAS SYSTEMS, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)


        0-27862                                          80-0028196
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


         820 Gessner, Suite 1340, Houston, Texas                  77024
--------------------------------------------------------   ---------------------
         (Address of Principal Executive Offices)               (Zip Code)


                                 (713) 935-0122
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)
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TABLE OF CONTENTS

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

Item 3.02. Unregistered Sales of Equity Securities

Item 9.01 Financial Statements and Exhibits

Signatures


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AND OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Additional Draw Request in connection with Loan Agreement with Prospect Energy Corporation

      On March 16, 2005, Natural Gas Systems, Inc. ("NGS" or the "Company") borrowed an additional $1.0 million (the "Additional Advance") under the terms of the Loan Agreement (defined below) with Prospect Energy Corporation ("Prospect").

      On February 2, 2005, the Company entered into a senior secured loan agreement (the "Loan Agreement") with Prospect providing for borrowings by the Company of up to $4.8 million (the "Secured Loan"). The Loan Agreement was finalized and first fundings made on February 3, 2005. The second funding, namely the Additional Advance of $1.0 million on March 16, 2005, referenced in this Current Report on Form 8-K, increased the total aggregate borrowings with Prospect to $4.0 million. The Company has until May 4, 2005 to elect to borrow the remaining $800,000 available under the Loan Agreement. The Secured Loan bears interest at an annual rate equal to the greater of (a) 14% and (b) the Treasury Rate plus 9%, with interest payable in arrears on the last day of each month. The Secured Loan is due in full on February 2, 2010. The proceeds of the Secured Loan may be used solely for the acquisition and development of oil and gas properties, general working capital and the repayment of specified indebtedness, provided that the Company is prohibited from using any of the proceeds for exploratory drilling or the acquisition of oil and gas properties without the consent of Prospect.

      Pursuant to the terms of the Additional Advance under the Loan Agreement, the Company was required to issue Prospect five-year warrants to purchase up to 150,000 shares of NGS stock at an exercise price of $0.75 per share, and "revocable warrants" to purchase up to an additional 100,000 shares of common stock at an exercise price of $0.75 per share. The revocable warrants are subject to cancellation by the Company prior to their exercise if the Company meets and maintains certain operating cash flow targets.

      The shares of common stock issuable upon exercise of the warrants held by Prospect are subject to a registration rights agreement, pursuant to which the Company has agreed to register sales by Prospect and its transferees of such shares under the Securities Act of 1933, as amended. Subject to limitations specified in this agreement, these registration rights include an unlimited number of piggyback registration rights that require NGS to register sales of a holder's shares when NGS undertakes a public offering and certain other types of offerings, subject to the discretion of the managing underwriter of the offering, if any, to decrease the amount that holders may register.

      The Secured Loan is secured by a Mortgage, Collateral Assignment, Security Agreement and Financing Statement executed by NGS Sub, Inc., a wholly owned subsidiary of NGS ("NGS Sub"), granting Prospect a first-priority security interest in substantially all of NGS Sub's assets, as well as by pledges of the stock of NGS's direct and indirect subsidiaries. The Secured Loan is also guaranteed by NGS's direct and indirect subsidiaries.

      Among other conditions, the Loan Agreement requires that the Company (i) maintain a debt service reserve account in an initial amount equal to 7.5% (or, after October 1, 2005, 5%) of the outstanding borrowings at any time (provided that the required percentage shall be increased to 14% in the event certain earnings tests are not met), and (ii) subject to certain conditions, obtain a $1.5 million key-man life insurance policy on Robert S. Herlin, the Company's President and Chief Executive Officer.

      Among other restrictions and subject to certain exceptions, the Loan Agreement prohibits the Company and each of its restricted subsidiaries from creating liens, entering into certain types of mergers or consolidations, incurring additional indebtedness, changing the character of its business, or engaging in certain types of transactions. The Loan Agreement also requires NGS to maintain specified financial ratios. In order to satisfy certain of these ratios, the Company will need to significantly increase its earnings.

      The Loan Agreement provides that the Company will be in default under the Secured Loan if Mr. Herlin shall cease for any reason to be actively employed full time as President of NGS, unless NGS replaces Mr. Herlin within 90 days following such event, and his replacement is reasonably satisfactory to Prospect.

      The foregoing descriptions are qualified and extended by reference to
Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference, and the Exhibits referenced on Current Report on Form 8-K filed February 8, 2005, also incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

      See Item 2.03 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits.

      The following exhibit is filed as an exhibit to this Current Report on Form 8-K:

EXHIBIT NO.       DESCRIPTION

10.1 Certificate of Draw Request, dated as of February 16, 2005, between Natural Gas Systems, Inc., a Nevada corporation ("NGS") and Prospect Energy Corporation ("Prospect")


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NATURAL GAS SYSTEMS, INC.


Date: March 21, 2005                   By: /s/ Robert Herlin
                                          --------------------------------------
                                          Robert Herlin, Chief Executive Officer


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